UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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STONEMOR PARTNERS L.P.

(Name of Registrant as Specified in Its Charter)

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StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

Dear Unitholder:

You are cordially invited to attend the special meeting, in lieu of an annual meeting, of unitholders of StoneMor Partners L.P. to be held on Thursday, November 13, 2014 at 11:00 a.m., Eastern Standard Time, at the offices of Blank Rome LLP located at One Logan Square, 130 North 18th Street, Philadelphia, PA 19103.

Details regarding the business to be conducted at the special meeting are described in the accompanying notice of the special meeting and proxy statement. We encourage you to read these materials carefully.

Your vote is important. Whether you plan to attend the special meeting in person or not, we hope you will vote as soon as possible. You may vote electronically through the Internet or by telephone, as described in the accompanying materials, or by completing and signing the enclosed proxy card and returning it in the self-addressed envelope provided for your convenience. Please review the instructions for each of your voting options described in the proxy statement.

On behalf of the board of directors of our general partner, StoneMor GP LLC, I would like to express our appreciation for your continued support. We look forward to seeing you at the special meeting.

Sincerely,

Lawrence Miller

Chief Executive Officer, President and

Chairman of the Board of Directors of StoneMor GP LLC, general partner of

StoneMor Partners L.P.

October 9, 2014

STONEMOR PARTNERS L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON NOVEMBER 13, 2014

To Our Unitholders:

The special meeting, in lieu of an annual meeting, of unitholders of StoneMor Partners L.P. will be held on Thursday, November 13, 2014 at 11:00 a.m., Eastern Standard Time, at the offices of Blank Rome LLP located at One Logan Square, 130 North 18th Street, Philadelphia, PA 19103, for the following purposes:

(i)	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(ii)	to approve the StoneMor Partners L.P. 2014 Long-Term Incentive Plan;

(iii)	to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the StoneMor Partners L.P. 2014 Long-Term Incentive Plan; and

(iv)	to transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

You may obtain directions to the offices of Blank Rome LLP by contacting Blank Rome LLP directly at 215-569-5500 or accessing the firm’s Web site at http://www.blankrome.com/phl.

Only unitholders of record at the opening of business on October 7, 2014 are entitled to notice of, and to vote at, the special meeting and at any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR COMMON UNITS PROMPTLY TO ENSURE THEY ARE REPRESENTED AT THE SPECIAL MEETING. YOU MAY SUBMIT YOUR PROXY VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET AS DESCRIBED IN THE FOLLOWING MATERIALS OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors of StoneMor GP LLC, the general partner of StoneMor Partners L.P.,

Timothy Yost

Chief Financial Officer of StoneMor GP LLC

Levittown, Pennsylvania

October 9, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON

NOVEMBER 13, 2014

The Notice of the Special Meeting, Proxy Statement and

Proxy Card are available at

http://www.astproxyportal.com/ast/13687/

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1

PROPOSAL ONE – RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP	7

PROPOSAL TWO – APPROVAL OF STONEMOR PARTNERS L.P. 2014 LONG-TERM INCENTIVE PLAN	9

PROPOSAL THREE – APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	21

OTHER INFORMATION	37

APPENDIX A – STONEMOR PARTNERS L.P. 2014 LONG-TERM INCENTIVE PLAN

i

STONEMOR PARTNERS L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

PROXY STATEMENT

Special Meeting of Unitholders

To Be Held on November 13, 2014

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of our general partner to be voted at the special meeting, in lieu of an annual meeting, of unitholders of StoneMor Partners L.P. and any adjournments or postponements thereof. The notice of the special meeting, this proxy statement and the accompanying form of proxy are first being sent or given to our unitholders on or about October 9, 2014.

Unless the context requires otherwise, references to “we,” “us” or “our” in this proxy statement refer to StoneMor Partners L.P. and its subsidiaries.

What is a proxy?

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the enclosed proxy card or by voting by Internet or telephone, you are giving the persons who our general partner’s board of directors designated as proxies the authority to vote your common units representing limited partner interests, referred to as “common units” or “units,” in the manner that you indicate on your proxy card or by voting by Internet or telephone. The board of directors has designated Messrs. Lawrence Miller and Timothy Yost, acting together or singly, to serve as proxies for the special meeting.

When and where will the special meeting be held?

The special meeting, in lieu of an annual meeting, will be held on Thursday, November 13, 2014 at 11:00 a.m., Eastern Standard Time, at the offices of Blank Rome LLP located at One Logan Square, 130 North 18th Street, Philadelphia, PA 19103.

What is the purpose of the special meeting?

At the special meeting, our unitholders will consider and vote on the following proposals: (i) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (ii) the approval of the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, referred to as the “incentive plan;” and (iii) the approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the incentive plan; and such other business as may properly come before the special meeting or any postponement or adjournment thereof.

The board of directors unanimously recommends that you vote “FOR” the foregoing proposals.

Why are we asking unitholders to approve the incentive plan?

We are asking you to approve the new incentive plan because our current equity incentive plan — the StoneMor Partners L.P. Long-Term Incentive Plan, as amended, referred to as the “2004 plan” or “2004 long-term incentive plan,” expired on September 10, 2014 pursuant to its terms. Although outstanding awards under the 2004 plan continue in effect upon the expiration of the 2004 plan, we are unable to grant new awards under the 2004 plan after September 10, 2014. Our common units are traded on the New York Stock Exchange, referred to as the “NYSE.” We are asking for your approval of the incentive plan to comply with the NYSE listing standards requiring unitholder approval of a new equity compensation plan, pursuant to which common units may be acquired by officers, other employees, directors, or consultants.

The board of directors of our general partner unanimously approved the incentive plan effective September 24, 2014, subject to unitholder approval. If you do not vote “FOR” the approval of the incentive plan at the special meeting, we may not get sufficient votes to approve the incentive plan. If our unitholders do not approve the incentive plan at the special meeting, we will be unable to grant unit-based awards or settle unit-based awards that may be granted subject to unitholder approval, and we may be compelled to significantly increase the cash component of our director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our unitholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

Are the terms of the incentive plan substantially different from the terms of the 2004 plan?

Generally, the terms of the incentive plan and the 2004 plan are similar. The incentive plan provides us with more flexibility in granting various types of awards and includes, for example, unit awards, which were not part of the 2004 plan. See “Proposal Two — Approval of StoneMor Partners L.P. 2014 Long-Term Incentive Plan” for a description of the terms of the incentive plan.

Who is entitled to vote at the special meeting?

All unitholders who owned common units at the opening of business on the record date, October 7, 2014, are entitled to notice of the special meeting and to vote the common units that they held at the opening of business on the record date at the special meeting, or any adjournments or postponements thereof. Each unit is entitled to one vote on each matter properly brought at the special meeting. There were 29,131,835 common units issued and outstanding at the opening of business on the record date.

How many common units must be present or represented by proxy at the special meeting to conduct business at the special meeting?

A quorum of unitholders is necessary to hold a valid special meeting. In order for a quorum to be present at the special meeting, a majority of the issued and outstanding common units at the opening of business on the record date must be present in person or represented by proxy at the special meeting. All such common units that are present in person or represented by proxy at the special meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

How many votes does it take to approve the proposals at the special meeting?

Under the partnership agreement, the act of holders of our issued and outstanding common units that in the aggregate represent a majority of such units entitled to vote and that are present in person or by proxy at the special meeting will be deemed to constitute the act of our unitholders with respect to the following proposals: (i) the ratification of the appointment of Deloitte & Touche LLP, (ii) the approval of the incentive plan, and (iii) the approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the incentive plan, and the approval of any other business as may properly come before the special meeting, or any postponement or adjournment thereof. We are seeking your approval of the incentive plan pursuant to the NYSE listing standards, and the incentive plan will not be effective under such standards unless it is approved by a majority of the votes cast by our unitholders.

The adoption of the foregoing proposals requires the affirmative vote of a majority of the votes cast at the special meeting by our unitholders. An abstention on any of these proposals will have the same legal effect as an “against” vote. A broker non-vote will not be counted as having been voted, or as a vote cast, on any of these proposals or the approval of any other business as may properly come before the special meeting, or any postponement or adjournment thereof.

How do I vote my common units if they are registered in my name?

If your common units are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those common units, the unitholder of record and we directly provided these proxy materials to you. Unitholders of record may vote in person at the special meeting or by proxy using the enclosed proxy card, by telephone or electronically through the Internet.

The deadline for unitholders of record to vote by telephone or electronically through the Internet is 11:59 p.m., Eastern Standard Time, on November 12, 2014. Set forth below is a summary of the voting methods which unitholders of record may utilize to submit their votes by proxy:

Vote by Telephone — 1-800-PROXIES (1-800-776-9437), or 1-718-921-8500 for unitholders calling from outside the United States. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter the company number, account number and your control number, which are located on your proxy card and then follow the directions given.

Vote Electronically through the Internet — http://www.voteproxy.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site. You will be prompted to enter the company number, account number and your control number, which are located on your proxy card to create and submit an electronic ballot.

Vote by Mail — Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided you. If you are a unitholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Operation Center, American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219-9821.

Whether or not you plan to attend the special meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

If you vote by telephone or electronically through the Internet, you do not need to return your proxy card.

Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility. Please note, the telephone and Internet voting procedures available to you are not prohibited as forms of granting proxies under the Delaware Revised Uniform Limited Partnership Act and our Second Amended and Restated Agreement of Limited Partnership, referred to as the “partnership agreement.”

How do I vote my common units if they are held in “street name”?

If your common units are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of common units held in “street name.” The organization holding your common units is considered the unitholder of record for purposes of voting at the special meeting and such organization provided you with these proxy materials.

As a beneficial owner of common units held in “street name,” you have the right to direct the organization holding your common units on how to vote the common units held in your account using the voting instructions received from such organization. Your broker will not vote your common units for the approval of the incentive plan unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions.

You may vote in person at the special meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your common units giving you the right to vote the common units at the special meeting.

What is a broker non-vote?

A broker non-vote occurs when common units held of record by a broker are not voted with respect to a proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If you are a beneficial owner whose common units are held of record by a broker, your broker has discretionary voting authority to vote your common units on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the approval of the incentive plan without instructions from you, in which case a broker non-vote will occur and your common units will not be voted on this matter.

What can I do if I change my mind after I vote?

If you are a unitholder of record, you can revoke your proxy at any time before it is voted at the special meeting by:

•	sending a written notice of revocation to Mr. Timothy Yost at StoneMor Partners L.P., 311 Veterans Highway, Suite B, Levittown, PA 19056 before taking of the vote at the special meeting;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the special meeting.

Please note that attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically so request as described above. If you have instructed your broker how to vote your common units and wish to change those instructions before the vote at the special meeting, you must follow the directions received from your broker.

All common units for which proxies have been properly submitted and not revoked will be voted at the special meeting.

Will my proxy confer any discretionary voting authority?

Whether or not you are able to attend the special meeting, you are urged to submit your proxy vote by telephone or electronically through the Internet or to complete and return your proxy, which will be voted as you direct on your proxy. If you sign your proxy card and return it without indicating how you would like to vote your common units, your proxy will be voted as the board of directors recommends, which is:

(i)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(ii)	“FOR” the approval of the incentive plan; and

(iii)	“FOR” the approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the incentive plan.

The board of directors is not aware of any other matters that will come before the special meeting or any postponement or adjournment of the special meeting. If any other matters properly come before the special meeting or any postponement or adjournment of the special meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. In addition, the proxy confers discretionary authority to vote with respect to matters incident to the conduct of the meeting.

Who is paying for this proxy solicitation?

We will bear the cost of preparing, printing and mailing the proxy materials. In addition to mailing the proxy materials, proxies may be solicited by directors, officers, and employees of our general partner in person or by telephone, who will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

We have retained Innisfree M&A Incorporated, referred to as “Innisfree,” a firm experienced in the solicitation of proxies on behalf of public companies, to assist in the proxy solicitation process at a fee of approximately $7,000. In addition, we have agreed to pay Innisfree $5.50 for each call it receives from or makes to individual record holders or non-objecting beneficial owners, as well as a service fee of $5.00 for each invoice from banks, brokers or agents that Innisfree pays on our behalf, if any. We have also agreed to reimburse Innisfree for certain reasonable and documented costs and expenses and to indemnify it for any claims or liabilities it may incur as a result of the proxy solicitation.

If you need additional proxy materials or have any questions, please call Innisfree at (888) 750-5834. Banks and brokers can call collect at (212) 750-5833.

PROPOSAL ONE – RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

Deloitte & Touche LLP served as our independent registered public accounting firm and conducted the audit of our consolidated financial statements for each of the fiscal years ended December 31, 2013 and 2012. The audit committee of the board of directors of our general partner, referred to as the “audit committee,” has approved the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2014. You are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

A representative of Deloitte & Touche LLP is expected to be present at the special meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from unitholders.

Unitholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by applicable law, or by our Certificate of Limited Partnership, our partnership agreement or other governing documents. Nonetheless, the audit committee is submitting the appointment of Deloitte & Touche LLP to the unitholders as a matter of good practice. If the unitholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP; provided, however, the audit committee retains the right to continue to engage Deloitte & Touche LLP. Even if the appointment is ratified, the audit committee may, in its discretion, direct the engagement of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our unitholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for fiscal years ended December 31, 2013 and 2012 and the aggregate fees paid or accrued for audit-related services and all other services rendered by Deloitte & Touche LLP for fiscal years ended December 31, 2013 and 2012.

	Year Ended December 31,
	2013	2012
Audit fees	$2,257,724	$1,018,945
Audit-related fees	306,263	143,683
Tax fees	1,099,334	964,344

	$3,663,321	$2,126,972

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the Securities and Exchange Commission, referred to as the “SEC,” such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes fees for services related to employee benefit plan audits, internal control reviews and accounting consultation.

The category of “Tax fees” includes fees for the consultation and preparation of federal, state, and local tax returns.

All above audit services, audit-related services and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PROPOSAL TWO – APPROVAL OF STONEMOR PARTNERS L.P.

2014 LONG-TERM INCENTIVE PLAN

Reasons for the Board’s Recommendation to Vote “FOR” the Approval of the Incentive Plan

We are asking unitholders to approve the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, which we refer to as the “incentive plan.” The board of directors unanimously approved the incentive plan effective September 24, 2014, subject to unitholder approval.

The board recommends a vote in favor of the approval of the incentive plan because of the critical role that unit-based awards play in aligning executive officer and unitholder interests and advancing our pay for performance goals. We believe that unit-based incentives can motivate performance by encouraging officers, other employees and directors to make decisions that increase the value of the company. We also believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees and directors. The ability to provide equity-based awards under the incentive plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers, other employees, and directors.

In addition, our 2004 plan expired on September 10, 2014 pursuant to its terms. Upon the expiration of the 2004 plan, outstanding awards under the 2004 plan continue in effect in accordance with their terms, but we are unable to grant new awards under the 2004 plan.

If our unitholders do not approve the incentive plan at the special meeting, we will be unable to grant unit-based awards or settle unit-based awards that may be granted subject to unitholder approval, and we may be compelled to significantly increase the cash component of our director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our unitholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

Our common units are traded on the NYSE. We are asking for your approval of the incentive plan to comply with the NYSE listing standards requiring unitholder approval of a new equity compensation plan, pursuant to which common units may be acquired by officers, other employees, directors, or consultants. On October 6, 2014, the last reported sale price of our common units on the NYSE was $25.75 per common unit.

Summary of the Incentive Plan

The following is a summary description of the incentive plan. The statements made in this proxy statement with respect to the incentive plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the incentive plan, a copy of which is set forth as Appendix A to this proxy statement.

Purpose

The incentive plan is intended to promote the interests of our limited partnership, our general partner and their respective affiliates by providing to employees, consultants and directors of our general partner and its affiliates incentive compensation awards to encourage superior performance. The incentive plan is also contemplated to enhance our ability and the ability of our general partner and its affiliates to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business.

Administration

The incentive plan is administered by the compensation committee of the board of directors of our general partner. The compensation committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common units to be covered by awards; (iv) determine the terms and conditions of any award, including, without limitation, provisions relating to acceleration of vesting or waiver of forfeiture restrictions; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the incentive plan and any instrument or agreement relating to an award made under the incentive plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it deems appropriate for the proper administration of the incentive plan; and (viii) make any other determination and take any other action that the compensation committee deems necessary or desirable for the administration of the incentive plan. The committee may correct any defect or supply any omission or reconcile any inconsistency in the incentive plan or an award agreement, as the committee deems necessary or appropriate.

Incentive Plan Benefits and Interests of Directors and Executive Officers in the Incentive Plan

The incentive plan permits the grant of awards to directors, employees and consultants of our general partner and its affiliates. Accordingly, the members of the board of directors and the executive officers of our general partner have a substantial interest in the approval of the incentive plan. As of the record date, approximately 3,400 employees, including three executive officers, as well as eight directors who are not executive officers, were eligible to receive awards; however, additional participants may be added as is necessary or appropriate based upon our size and structure.

Generally, the granting of awards under the incentive plan is at the discretion of our compensation committee or the person to whom its duties are delegated; therefore, except as set forth below, we cannot currently determine which directors, employees or consultants may receive awards under the incentive plan in the future or the amount of the awards.

Under the 2004 plan, as part of their director compensation, some of our directors received phantom units, and distribution equivalent rights, referred to as “DERs,” accrued on phantom units previously granted to them. DERs also accrued on phantom units previously awarded to our Chief Executive Officer under the 2004 plan. DERs were credited to a participant’s deferred compensation account in the form of phantom units. We expect that these awards will continue in the future under the incentive plan, however, we cannot currently determine the number of such awards because the number of phantom units and DERs to be awarded to a participant will depend on the market price of our common units.

Limitation on the Number of Common Units Issuable Under the Incentive Plan

Subject to adjustments due to recapitalization or reorganization, the maximum aggregate number of common units which may be issued pursuant to all awards under the incentive plan is 1,500,000 common units and, commencing with the first business day of each calendar year beginning with 2015, the board may increase such maximum aggregate number of common units by up to 100,000 common units per year. Common units withheld from an award or surrendered by a recipient to satisfy certain tax withholding obligations of our limited partnership or an affiliate or in connection with the payment of an exercise price with respect to an award shall not be considered to be common units delivered under the incentive plan. If any award is forfeited, canceled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of common units pursuant to the award, the common units subject to such award will be again available for awards under the incentive plan.

Factors Considered in Determining the Number of Common Units Issuable Under the Incentive Plan. In determining the number of common units issuable under the proposed incentive plan, we have evaluated a number of factors, including the potential dilution associated with outstanding rights and our recent issuances of equity-based awards.

We have granted awards under the 2004 plan responsibly and conservatively. As of the opening of business on the record date, there were 29,131,835 common units issued and outstanding, of which 601,390 common units, or 2.1%, were issued under the 2004 plan. These figures do not include approximately 188,261 additional common units that would be issued under the 2004 plan upon the hypothetical exercise of the outstanding unit appreciation rights, referred to as “UARs,” and settlement of outstanding phantom unit awards and DERs on the record date. These numbers also do not include 27,500 UARs, that have an exercise price greater than the fair value of $25.75 per common unit as of the opening of business on the record date. The awards granted under the 2004 plan have resulted, and are expected to result, in common unit issuances that are insubstantial to the total common units outstanding.

We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We intend to continue our practice of providing incentives to key individuals through unit-based compensation grants if the incentive plan is approved. Our compensation committee, or the person to whom its duties may be delegated, would retain the discretion to determine the number and amount of awards to be granted, and future benefits that may be received by participants under the incentive plan are not determinable at this time. We recognize that unit-based compensation awards may dilute unitholder interests, and we intend to continue to carefully manage our unit-based compensation under the incentive plan, and our practices under the incentive plan are intended to be competitive and consistent with market practices.

Types of Awards

Awards under the incentive plan may be in the form of: (i) phantom units; (ii) restricted units (including unit distribution rights, referred to as “UDRs”); (iii) options to acquire common units; (iv) UARs; (v) DERs; (vi) unit awards and cash awards; and (viii) performance awards. Awards under the incentive plan may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the incentive plan. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the other award. If an award is granted in substitution or exchange for another award, the compensation committee shall require the recipient to surrender the original award in consideration for the grant of the new award. Awards under the incentive plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our general partner, our company, or any affiliates, in which the value of common units subject to the award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying common units minus the value of the cash compensation surrendered.

Phantom Units. A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit, or at the discretion of our compensation committee, the cash equivalent of the fair market value of a common unit. The compensation committee determines the number of phantom units to be granted, the period of time when the phantom units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the compensation committee may establish, including whether DERs are granted with respect to phantom units.

Restricted Units. A restricted unit is subject to a restricted period established by the compensation committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The compensation committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the compensation committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to have the restrictions removed from the unit certificate so that the unit will be unrestricted.

Options. The compensation committee determines the number of common units underlying each option, whether DERs also are to be granted with the common unit option, the exercise price and the conditions and limitations applicable to the exercise of the common unit option.

UARs. A UAR entitles the grantee to receive the excess of the fair market value of a common unit on the exercise date over the exercise price established for such UAR, which may be paid in cash or common units at the discretion of the compensation committee. The compensation committee determines the number of common units to be covered by each grant, whether DERs are granted with respect to such UAR, the exercise price and the conditions and the limitations applicable to the exercise of the UAR, which may include accelerated vesting upon the achievement of certain performance goals.

DERs. A DER entitles the grantee to receive an amount, payable either in cash or common units at the discretion of the compensation committee, equal to the cash distributions we make with respect to a unit during the period the award is outstanding. At the discretion of the compensation committee, any award, other than a restricted unit or unit award, may include a tandem grant of DERs, which may provide that the DERs will be paid directly to the participant, be reinvested into additional awards, be credited to an account subject to the same restrictions as the tandem award, if any, or be subject to such other provisions and restrictions as determined by the compensation committee.

UDRs. A UDR is a distribution made by us with respect to a restricted unit. At the discretion of the compensation committee, a grant of restricted units may also provide for a UDR, which will be subject to the same forfeiture and other restrictions as the restricted units. If restricted, the distributions will be held, without interest, until the restricted unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. The compensation committee may also provide that distributions be used to acquire additional restricted units. When there is no restriction on the UDRs, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by our company to unitholders.

Unit Awards. A unit award is a grant of a common unit which is not subject to a restricted period, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. Unit awards are granted at the discretion of the compensation committee as a bonus or additional compensation or in lieu of cash compensation the recipient would otherwise be entitled to receive, in amounts as the compensation committee determines to be appropriate.

Other Unit Based Awards and Cash Awards. Other awards, denominated or payable in, valued in whole or in part by reference to, or otherwise based, or related to, common units, may be granted by the compensation committee, including convertible or exchangeable debt securities, other rights convertible or exchangeable into common units, purchase rights for common units, awards with value and payment contingent upon performance of our company or any other factors designated by the compensation committee. The compensation committee determines the terms and conditions of such other unit based awards. Additionally, cash awards may also be granted by the compensation committee, either as an element of or supplement to another award or independent of another award.

Performance Awards. A performance award is an award under which the participant’s right to receive a grant and to exercise or receive a settlement of any award, and the vesting or timing of such award, is subject to performance conditions specified by the compensation committee. Performance conditions consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each criterion, as determined by the compensation committee. The achievement of performance conditions shall be measured over a performance period of up to ten years, as specified by the compensation committee. At the end of the applicable performance period, the compensation committee shall determine the amount, if any, of the potential performance award to which the recipient is entitled. The settlement of a performance award shall be in cash, common units or other awards or property at the discretion of the compensation committee.

Amendment

Subject to the NYSE listing standards, our general partner’s board of directors or the compensation committee has the right to amend, alter, suspend, discontinue or terminate the incentive plan in any manner, including increasing the number of common units available for awards under the incentive plan. The compensation committee may waive any conditions or rights under, amend any terms of, or alter any award granted without the participants’ consent, so long as the change in the award will not materially reduce the benefit to the participant. In addition, the terms and conditions of the awards may be adjusted in recognition of the subdivision or consolidation of common units, recapitalizations, or change in control, and other events affecting our capitalization, by the compensation committee in its discretion.

Term and Termination

The incentive plan became effective on the date of its approval by the board of directors of our general partner as of September 24, 2014. The incentive plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date that all common units available under the incentive plan have been delivered to participants; or (iii) the tenth anniversary of the approval of the incentive plan by the board. The authority of the board of directors or the compensation committee of our general partner’s board of directors to amend or terminate any award granted prior to such termination, as well as the awards themselves, will extend beyond such termination date.

Other Provisions

Source of Award. Common Units delivered in connection with an award may be common units acquired by our general partner in the open market, common units acquired by our general partner directly from us, any affiliate or any other person, newly issued common units, or any combination of the foregoing.

Tax Withholding. We are authorized to withhold from any award or from any payment due to a participant the amount, in cash or units that would otherwise be issued pursuant to such award, of any applicable taxes payable in respect of the grant or settlement of an award, its exercise, the lapse of restrictions thereon.

Anti-dilution Adjustments. If any “equity restructuring” events occur that could result in an additional compensation expense to our general partner or to us, pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718-Stock Compensation, referred to as “ASC 718,” if adjustments to awards with respect to such event were discretionary, the compensation committee will equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of the award to equitably reflect the restructuring event, and the compensation committee will adjust the number and type of common units with respect to which future awards may be granted. With respect to any other similar event that would not result in an accounting charge under ASC 718, if the adjustments to awards with respect to such event were discretionary, the compensation committee will have complete discretion to adjust any awards in such manner as it deems appropriate with respect to such other event. If such anti-dilution adjustments are made, the compensation committee will make a corresponding proportionate adjustment with respect to the maximum number of common units that may be delivered with respect to awards under the incentive plan and the kind of units or other securities available for grant under the incentive plan.

Change of Control. Upon a change of control, as such term is defined in the incentive plan, of our company or our general partner, the compensation committee may undertake one or more of the following actions, which may vary among individual holders and awards: (i) remove forfeiture restrictions on any award; (ii) accelerate the time of exercisability or lapse of a restricted period; (iii) provide for cash payment with respect to outstanding awards by requiring the mandatory surrender of all or some of outstanding awards; (iv) cancel awards that remain subject to a restricted period without payment to the recipient of the award; or (v) make certain adjustments to outstanding awards as the compensation committee deems appropriate.

Certain Adjustments. The incentive plan provides that our compensation committee may make adjustments to the incentive plan and outstanding awards upon the subdivision or consolidation of units or upon certain other changes in our capitalization, including in the event of a recapitalization, reorganization, merger, consolidation, combination or exchange.

Transferability. To the extent specifically provided by the compensation committee, no award under the incentive plan is transferable by a incentive plan participant other than transfers by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the compensation committee may establish from time to time.

Forfeiture of Award. If a director’s membership on the board of directors of our general partner or an affiliate terminates for any reason, or an employee’s employment with our general partner and its affiliates terminates for any reason, his or her unvested awards will be automatically forfeited unless, and to the extent that, our compensation committee or grant agreements provide otherwise.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards under the incentive plan. This summary is qualified in its entirety by references to the Internal Revenue Code of 1986, as amended, referred to as the “Code,” and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

The incentive plan is not a qualified employee benefit plan under Section 401(a) of the Code. Generally, income will be realized for federal income tax purposes by a participant at the time units or cash are delivered to a participant in the incentive plan in respect of an award, except that, in the case of restricted units (which are not phantom units) and UARs made in the form of additional units, ordinary income will be realized at the time the units are no longer subject to a substantial risk of forfeiture.

Phantom Units. A recipient of phantom units will not recognize any taxable income at the time of grant. When the phantom units vest, if the recipient receives a cash payment in respect of such phantom units, the recipient will recognize ordinary income equal to the amount of such payment. If the recipient receives common units in respect of such phantom units, the recipient will recognize ordinary income equal to the fair market value of our common units on the vesting date. The recipient will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any common units disposed of or sold. We will generally be entitled to a deduction, in the amount of the ordinary income recognized by the recipient, for our taxable year in which the recipient recognizes such income.

Restricted Units. A recipient of restricted units is not required to include the value of such units in income until the first time such recipient’s rights in the units are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such recipient timely files an election under Section 83(b) of the Code, to be taxed on the receipt of the restricted units. In either case, the amount of such income will be equal to the fair market value of our common units at the time the income is recognized. The recipient will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any common units disposed of or sold. We will generally be entitled to a deduction, in the amount of the ordinary income recognized by the recipient, for our taxable year in which the recipient recognizes such income.

Options. A recipient of unit options will not recognize any taxable income at the time of grant. Subject to Section 409A of the Code, referred to as “Section 409A,” upon exercise of a unit option, the recipient will recognize ordinary income equal to the difference between the exercise price and the fair market value of our common units on the date of exercise. The recipient will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any common units disposed of or sold. We will generally be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of our common units on the date of exercise.

UARs. A recipient of UARs will not recognize any taxable income at the time of grant. However, the participant will be subject to federal income tax upon exercise of his or her UAR in an amount equal to the payment received at such time. Such income will be compensation income (not capital gain).

DERs. A recipient of tandem DERs will not receive any taxable income at the time of grant. However, subject to Section 409A, when the recipient receives a cash payment or distribution of common units in respect to such tandem DERs, the recipient will recognize ordinary income equal to the amount of such cash payment or equal to the fair market value of the common units distributed, as applicable. The recipient of common units will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any common units subsequently disposed of or sold. We will generally be entitled to a deduction, in the amount of the ordinary income recognized by the recipient, for our taxable year in which the recipient recognizes such ordinary income.

UDRs. A recipient of UDRs will not receive any taxable income at the time of grant. However, subject to Section 409A, when the recipient receives a cash payment in respect to such UDR, the recipient will recognize ordinary income equal to the amount of such cash payment. We will generally be entitled to a deduction, in the amount of the ordinary income recognized by the recipient, for our taxable year in which the recipient recognizes such ordinary income.

Units Awards. A recipient of a unit award is required to include the value of such units in income upon the receipt of the units. The amount of such income will be equal to the fair market value of our common units at the time the income is recognized. The recipient will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any common units disposed of or sold. We will generally be entitled to a deduction, in the amount of the ordinary income recognized by the recipient, for our taxable year in which the recipient recognizes such income.

Section 409A. The incentive plan provides that all awards which are subject to Section 409A be made in compliance with the requirements of such section as needed in order to allow the deferral of federal income tax on the deferred compensation resulting from the award and to avoid the constructive receipt of such deferred compensation. The rules and regulations of Section 409A are complex, and guidance on point may be lacking with respect to whether the terms of a particular award are compliant with Section 409A. If an award should be made which is subject to Section 409A and is not in compliance with its requirements with respect to deferred compensation, then the participant would be subject to taxation in the year when the award was made (or possibly a later year, but before the participant expected to be taxed), and the tax imposed would include an additional tax of 20% of the amount of the compensation deemed received and possibly additional interest charges as well.

Equity Compensation Plan Information

The following table details information regarding our equity compensation plan as of December 31, 2013:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	313,592	(1)	$15.99	360,742
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total	313,592		$15.99	360,742

(1)	Includes 162,103 in restricted phantom units and 151,489 common units that would be issued upon exercise of UARs based upon the strike price of the UAR and the fair value of our common units at December 31, 2013. Column (a) does not include the anti-dilutive effects of 52,500 UARs that have an exercise price greater than the fair value of our common units at December 31, 2013.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE INCENTIVE PLAN.

PROPOSAL THREE – APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We are also asking our unitholders to vote on a proposal to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the incentive plan. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the incentive plan. If our unitholders approve this adjournment proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our unitholders who have previously voted against approval of the incentive plan.

THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, the beneficial ownership of the common units held by: (i) each person known by us to beneficially own more than 5% of our outstanding common units; (ii) each director and named executive officer of our general partner; and (iii) all directors and executive officers of our general partner as a group. Unless otherwise indicated, the address for each unitholder is c/o StoneMor Partners L.P., 311 Veterans Highway, Suite B, Levittown, PA 19056, and each beneficial owner named in the table is deemed to have sole voting and sole dispositive power of the common units set forth opposite such beneficial owner’s name.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Lawrence Miller (1)	209,442	*
Timothy K. Yost	12,193	*
David L. Meyers	—	—
William R. Shane (2)	175,092	*
Howard L. Carver	8,060	*
Jonathan Contos	—	—
Allen R. Freedman (3)	46,420	*
Robert B. Hellman, Jr. (4)	2,271,858	7.8
Martin R. Lautman, Ph.D.	129,578	*
Leo Pound	—	—
Fenton R. Talbott (5)	41,535	*
All directors and executive officers as a group (11 persons)	2,865,678	9.8
American Cemeteries Infrastructure Investors, LLC (4)	2,255,947	7.7
950 Tower Lane, Suite 800, Foster City, CA 94404

*	Less than one percent
(1)	Includes 64,167 common units held by LDLM Associates, LP, and 28,500 common units held by Osiris Investments, LP. Mr. Miller is the grantor and trustee of the Miller Revocable Trust, which is the general partner of LDLM Associates, LP. Mr. Miller is also a limited partner of LDLM Associates, LP, holding 98% of its limited partner interests. Mr. Miller and Mr. Shane are each 50% members of Osiris Investments LLC, which is the general partner of Osiris Investments LP. Mr. Miller therefore may be deemed to beneficially own all of the common units beneficially owned by LDLM Associates, LP and Osiris Investments, LP. Pursuant to an agreement between Mr. Miller and Bank of America, N.A., as a lender, referred to as the “Lender,” Mr. Miller pledged 151,200 common units as security for a loan the Lender made to Mr. Miller, referred to as the “Miller Pledge Agreement.” In the absence of a default, the Miller Pledge Agreement does not grant to the Lender the power to dispose or direct the disposition of the pledged securities.
(2)	Includes 64,167 common units held by Ten Twenty, LP and 28,500 common units held by Osiris Investments, LP. Mr. Shane is the general partner of Ten Twenty LP. Mr. Miller and Mr. Shane are each 50% members of Osiris Investments LLC, which is the general partner of Osiris Investments LP. Mr. Shane therefore may be deemed to beneficially own all of the units beneficially owned by Ten Twenty LP and Osiris Investments, LP. Pursuant to an agreement between Ten Twenty, LP and the Lender, Ten Twenty, LP pledged 32,196 common units as a security for a loan the Lender made to Ten Twenty, LP, referred to as the “Ten Twenty Pledge Agreement.” In the absence of a default, the Ten Twenty Pledge Agreement does not grant to the Lender the power to dispose or direct the disposition of the pledged securities.
(3)	Includes 21,798 common units held by Mr. Freedman’s spouse and over which Mr. Freedman may be deemed to have beneficial ownership.

(4)	Includes 15,911 common units held by Mr. Hellman directly and 2,255,947 common units held by American Cemeteries Infrastructure Investors, LLC, referred to as “ACII.” AIM Universal Holdings, LLC, referred to as “AUH,” is the sole manager of ACII. Ms. Judy Bornstein and Messrs. Matthew P. Carbone and Robert B. Hellman Jr. are managing members of AUH, collectively referred to as the “managing members.” The managing members may be deemed to share voting and dispositive power over the common units held by ACII. ACII is owned by its members: American Infrastructure MLP Fund II, L.P., referred to as “AIM II,” American Infrastructure MLP Founders Fund II, L.P., referred to as “AIM FFII,” and AIM II Delaware StoneMor, Inc., referred to as “AIM II StoneMor.” AIM II StoneMor is owned by American Infrastructure MLP Management II, L.L.C., referred to as “AIM Management II,” and AIM II Offshore, L.P., referred to as “AIM II Offshore.” AIM Management II is the general partner of AIM II, AIM FFII and AIM II Offshore. Mr. Hellman is a managing member of AIM Management II and the president of AIM II StoneMor.
(5)	Mr. Talbott pledged 41,535 common units as security for his margin and asset managed accounts with Wells Fargo Advisors, LLC and Wells Fargo Bank, N.A, respectively.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our Compensation Process

Our business is managed by the directors, officers and employees of StoneMor GP LLC, our general partner, referred to as “StoneMor GP” or “general partner.” We have no employees of our own. Accordingly, all decisions relating to compensation of the executive officers and directors of our general partner are made by the board of directors of our general partner. The Nominating, Compensation and Corporate Governance Committee of the board, referred to as the “compensation committee,” is responsible for determining, or making recommendations to the board regarding the compensation of executive officers and outside directors and for overseeing all executive officer compensation programs, plans and policies, including those involving the issuance of equity securities.

Our general partner does not receive any management fee or other compensation for managing our business, but is reimbursed by us for all expenses incurred on our behalf. These expenses include all expenses necessary or appropriate to the conduct of our business and allocable to us. The partnership agreement provides that our general partner will determine in good faith the expenses that are allocable to us. All items of cash compensation reflected in the tables below were incurred on our behalf by our general partner and reimbursed by us.

Objectives and Overview of Our Compensation Programs

Our compensation programs are designed by the board and compensation committee to attract, motivate and retain high quality executive officers who will advance our overall business strategies and goals to create and return value to our unitholders. Our business goals are to increase our revenues, profits and cash distributions from existing operations, facilitate our growth through acquisitions, promote a cohesive team effort and provide a workplace environment that fosters compliance with the laws and regulations applicable to our business. We believe that an effective executive compensation program should maximize the value of our unitholders’ investment by aligning the interests of our executive officers with the interests of our unitholders. We also believe that such program should provide competitive total compensation at a reasonable cost.

Our compensation programs include short-term elements, such as annual base salaries and cash bonuses, as well as longer term elements such as equity based awards. Some of our executive officers may also receive health, disability and life insurance benefits and automobile allowances, and are entitled to defer a portion of their compensation pursuant to our 401(k) retirement plan. We do not match any contributions under that plan. We have no formula for allocating between long or short-term compensation, cash or non-cash compensation, or among different forms of non-cash compensation, all of which allocations are determined at the discretion of the compensation committee.

Role of the Board, the Compensation Committee and Management

The board appointed the compensation committee to assist the board in discharging its responsibilities relating to compensation matters, including compensation of directors and executive officers of our general partner. The compensation committee is responsible for reviewing, evaluating and approving agreements, plans, policies and programs utilized to compensate the officers, directors and employees of our general partner.

In 2013, the compensation committee engaged a compensation consultant to perform a market-based analysis of executive compensation of comparable companies. However, the compensation committee determined the compensation of our executive officers without the input of any compensation consultants. Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the executive officer’s experience, skills and tenure with us as well as the input (except in case of the Chief Executive Officer’s compensation) of our Chief Executive Officer. In making individual compensation decisions, the compensation committee relies on the judgment and experience of its members as well as information that is reasonably available to committee members, including, but not limited to, comparable company data.

The compensation committee considers the amount of each executive officer’s current compensation as a base against which it determines as to whether increases are appropriate in order to provide continuing performance incentives. In addition, the compensation committee evaluates the compensation that would be appropriate to attract and retain executive officers in light of the competition. The compensation committee considers the impact of accounting and tax treatments to us and the recipients in determining executive officers’ compensation.

Elements of Our Executive Compensation Program

The following table sets forth the primary elements of our executive compensation program and the objective each element is designed to achieve.

Element	Characteristics	Purpose

Base Salary	Fixed annual cash compensation. Executive officers are eligible for periodic increases based on performance and such other factors as the compensation committee may determine.	Helps attract and retain executives with skills and experience necessary to execute our business strategy.

Bonuses	Annual cash incentives earned based on performance and such other factors as the compensation committee may determine.	Rewards executives for successful management of the business and achieving performance objectives.

Long-Term Equity Incentive Awards	Performance-related equity based grants motivating executives to consider our long-term objectives.	Aligns executive officers’ performance with unitholders’ interests and rewards executives for increasing unitholder value over the long-term.

Health, Welfare and Retirement Benefits	Health and disability insurance benefits are available to our executive officers and all other regular full-time employees. Executive officers as well as other full-time employees can defer a portion of their compensation pursuant to our 401(k) retirement plan.	Provides benefits to our executive officers and other employees to meet their health, wellness and retirement needs.

Perquisites	Represents an immaterial element of our executive compensation program.	Encourages long-term retention of executives.

Agreements with Executive Officers

In 2013, our general partner entered into (i) an Employment Separation Agreement, referred to as the “separation agreement,” with Mr. Waimberg in connection with his resignation as Vice President - Finance and Corporate Development and Treasurer of our general partner, (ii) an Amended and Restated Employment Agreement, referred to as the “employment agreement,” with Mr. Miller, the Chief Executive Officer and President of our general partner, and (iii) a Letter Agreement, referred to as the “letter agreement,” with Mr. Meyers in connection with his appointment as Interim Chief Operating Officer of our general partner.

The terms of the foregoing agreements were determined by negotiation between the compensation committee or management in case of Messrs. Waimberg and Meyers, subject to the compensation committee’s approval, and each executive and reflect the compensation committee’s belief at the time such agreements were entered into that the amounts of payments and benefits provided by the agreements and the circumstances under which they would be paid or provided were reasonable. See “Agreements with Named Executive Officers” for additional information regarding the terms of these agreements.

Base Salary

Base salary is the guaranteed element of our executive officers’ compensation. The base salaries of Mr. Miller, the Chief Executive Officer of our general partner, Mr. Yost, the Chief Financial Officer of our general partner, and Mr. Meyers, the Chief Operating Officer of our general partner, described below reflect the subjective assessment of the compensation committee and the board, taking into consideration the experience of the executive, the competitive market for similarly skilled executives, the complexity of the executive’s job, our financial capabilities and business goals.

For 2013, Mr. Miller’s base salary was increased to $525,000 from $500,000. Mr. Miller’s base salary was subsequently increased to $528,000, pursuant to his employment agreement.

For 2013, Mr. Yost’s base salary was increased to $250,000 from $225,000.

Effective October 22, 2013, Mr. Meyers was appointed Interim Chief Operating Officer with an annual base salary of $300,000, which was comparative to the base salary of $315,000 of Michael Stache, our former Chief Operating Officer, who retired effective December 31, 2013.

Bonuses

Bonuses are designed to motivate our executives to achieve our short-term earnings growth and provide awards for successful management of the business. Bonuses and the identity of the recipients are determined at the discretion of the compensation committee, after considering the recommendations of our Chief Executive Officer related to other executive officers and employees. The compensation committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer: our overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to our annual and long term strategic objectives, and the quality of the executive’s work.

For 2013, the compensation committee awarded discretionary bonuses to certain key employees of our general partner. Messrs. Miller, Yost, Stache, and Waimberg were awarded $462,515, $189,332, $125,064, and $61,514, respectively.

Long-Term Equity Incentive Plan Awards

Awards under our 2004 long-term incentive plan are designed to motivate our executives to remain employed by us for a sufficient period of time to achieve our longer term business goals and increase unit-holder value. Unless otherwise specified in the award agreements or determined by the compensation committee, unvested awards under our 2004 long-term incentive plan are forfeited upon an executive’s termination of employment. Pursuant to certain key employee restricted phantom unit agreements and unit appreciation rights agreements with our executives, unvested awards under our 2004 long-term incentive plan are forfeited if employment terminates for any reason other than a change of control, death, permanent disability or retirement at age 65 or other age approved by the compensation committee. The grant of awards under our 2004 long-term incentive plan is made at the discretion of the board of directors or the compensation committee, as applicable, after considering recommendations of our Chief Executive Officer related to other executive officers and employees.

In connection with Mr. Stache’s retirement, the compensation committee approved his retirement age, and no forfeiture of his UARs granted under the unit appreciation rights agreement applied in connection with his retirement effective December 31, 2013.

In 2013, 5,685 phantom units were credited to Mr. Miller’s mandatory deferred compensation account, pursuant to his DERs under his executive restricted phantom unit agreements. Phantom units become payable, in cash or common units, at our election, upon the separation of the executive from service or upon the occurrence of certain other events specified in the applicable agreement.

In addition, on October 22, 2013, Mr. Meyers was granted 25,000 UARs in connection with his appointment as Interim Chief Operating Officer. UARs vest at a percentage rate equal to a fraction, the numerator of which is the number of calendar months of employment which have elapsed since October 22, 2013 and the denominator of which is 48. The UARs expire 5 years after the date of the grant.

For additional information on 2013 awards made to our executive officers, see Note 11 to consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, referred to as the “Annual Report on Form 10-K.”

The board does not have a program, plan or practice to time grants of awards in coordination with release of material non-public information.

Severance Payments

The employment agreement, which was entered into in 2004 with Mr. Miller and amended and restated in July 2013, provides for severance payments in the amount of 2.5 times base salary in the event an executive’s employment is terminated by our general partner without cause or by the executive for good reason. In that circumstance, all of the executive’s unvested equity awards will vest and the executive will be entitled to the continuation of insurance benefits for an agreed period or a cash equivalent. We do not provide cash payments to executives that are triggered by a change of control of our company or our general partner, but upon such a change of control all of our executives’ unvested equity awards will vest. We believe that the foregoing arrangements are necessary to provide for personal financial security and encourage the continued attention and dedication of the management talent required to achieve our business goals.

Health and Welfare Benefits and Perquisites

Our named executive officers participate in a wide array of benefit plans that are available to all of our salaried employees, including health, life and disability insurance plans. We generally do not offer our named executive officers any material compensation in the form of perquisites. Perquisites provided to our named executive officers described in Footnote 2 to the Summary Compensation Table below are linked to our compensation philosophy of encouraging the long-term retention of our executives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2013. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

This Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the proxy statement, except to the extent that we specifically request that the report be incorporated by reference.

By the Nominating, Compensation and Corporate Governance Committee,

Fenton R. Talbott, Chairman

Robert B. Hellman, Jr.

Martin R. Lautman

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, referred to as named executive officers, for all services rendered in all capacities to us and our subsidiaries. Terms “Stock” and “Option” in the Summary Compensation Table and other tables set forth below refer to common units and UARs, respectively, of StoneMor Partners L.P.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards (1) ($)	All other Compensation (2) ($)	Total ($)

Lawrence Miller Chief Executive Officer, President and Chairman of the Board	2013	$526,616	(3)	$426,515	$143,754	$—	$13,200	$1,146,085	(4)
	2012	$500,000	(3)	$—	$1,102,388	$—	$16,475	$1,618,863	(4)
	2011	$500,000	(3)	$—	$26,526	$—	$18,947	$545,473	(4)

Timothy K. Yost	2013	$250,000	(3)	$189,332	$—	$—	$—	$439,332	(4)
Chief Financial Officer and Secretary	2012	$212,500		$—	$—	$92,000	$—	$304,500	(4)

David L. Meyers (5) Chief Operating Officer	2013	$56,538		$—	$—	$50,000	$20,548	$127,086	(4)

Michael L. Stache (5) Former Senior Vice President and Chief Operating Officer	2013	$315,000	(3)	$125,064	$—	$—	$12,000	$452,064	(4)
	2012	$315,000	(3)	$—	$—	$—	$15,179	$330,179	(4)
	2011	$315,000	(3)	$—	$—	$—	$17,803	$332,803	(4)

Paul Waimberg (6) Former Vice President - Finance and Corporate Development, and Treasurer	2013	$32,819		$61,514	$—	$—	$102,796	$197,129	(4)
	2012	$215,981		$—	$—	$92,000	$6,000	$313,981	(4)
	2011	$187,000		$—	$—	$—	$6,000	$193,000	(4)

(1)	Represents the aggregate grant date fair value of awards made during the year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 referred to as “ASC Topic 718” based on the assumptions set forth in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K. In 2013, Mr. Miller received 5,685.38 Restricted Phantom Units with an aggregate fair value of $143,754. Also, in 2013, Mr. Meyers received 25,000 UARs with an aggregate fair value of $50,000. In 2012, Mr. Miller received 46,231.82 Restricted Phantom Units with an aggregate fair value of $1,102,388 Also, in 2012, Messrs. Yost and Waimberg each received 25,000 UARs with an aggregate fair value of $92,000. In 2011, Mr. Miller received 955.27 Restricted Phantom Units with an aggregate fair value of $26,526.
(2)	Other compensation for 2013 includes auto allowances of $13,200 for Mr. Miller, $12,000 for Mr. Stache and $1,000 for Mr. Waimberg and a $12,500 hiring bonus to Mr. Meyers. The company also paid $8,048 in 2013 for relocation and temporary housing expenses for Mr. Meyers. In addition, Mr. Waimberg received $101,796 in severance payments in accordance with his severance agreement. Other compensation for 2012 includes an auto allowance of $13,200 for Mr. Miller, $12,000 for Mr. Stache, and $6,000 for Mr. Waimberg, and $3,275 in expenses related to the travel of the spouse of Mr. Miller, and $3,179 for the travel of the spouse of Mr. Stache. Other compensation for 2011 includes an auto allowance of $13,200 for Mr. Miller, $12,000 for Mr. Stache, and $6,000 for Mr. Waimberg and $5,747 in expenses related to the travel of the spouse of Mr. Miller, and $5,803 for the travel of the spouse of Mr. Stache on business trips.
(3)	Base salary is payable pursuant to the terms of the employment agreement (See “— Agreements with Named Executive Officers”).

(4)	For information regarding cash distributions that may be received by our named executive officers by reasons of their ownership interests in our general partner or its affiliates see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K.
(5)	Effective October 22, 2013, as part of the planned management succession program, David L. Meyers was appointed Interim Chief Operating Officer of StoneMor GP. Mr. Meyers replaced Michael L. Stache as Chief Operating Officer effective December 31, 2013 when Mr. Stache retired from the position of Senior Vice President and Chief Operating Officer of StoneMor GP.
(6)	Mr. Waimberg served as our Vice President - Finance and Corporate Development and Treasurer until February 28, 2013. He received certain compensation in the form of severance through August 30, 2013.

Grants of Plan-Based Awards During the Year Ended December 31, 2013

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Lawrence Miller	2/14/2013	1,337.16	—	—	$34,352	(1)
	5/15/2013	1,289.13	—	—	$35,438	(1)
	8/15/2013	1,575.72	—	—	$36,509	(1)
	11/15/2013	1,483.37	—	—	$37,455	(1)
David L. Meyers	10/22/2013	—	25,000	$25.61	$50,000	(2)

(1)	Under executive restricted phantom unit agreements entered into under our 2004 long-term incentive plan, Mr. Miller was credited with 5,685.38 phantom units during 2013 pursuant to his DERs.
(2)	Mr. Meyers was granted 25,000 UARs that vest ratably over a period of 48 months beginning on the grant date.
(3)	The fair value of awards to Mr. Miller was calculated based on the publically traded price of our common units on the day prior to the date the awards were granted. The fair value of award to Mr. Meyers was calculated using the Black-Scholes-Merton option pricing model. See Note 11 to consolidated financial statements included in the Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information with respect to outstanding equity awards at December 31, 2013 for our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested
Lawrence Miller	175,000	—	$18.80	12/16/2014	63,908	$1,630,932
Timothy K. Yost	25,000	—	$18.80	12/16/2014	—	$—
Timothy K. Yost	10,416	14,584	$24.36	4/2/2017	—	$—
David L. Meyers	1,041	23,959	$25.61	10/22/2018	—	$—
Michael L. Stache	3,125	—	$18.80	12/16/2014	—	$—

(1)	Pursuant to a unit appreciation rights agreement entered into on December 16, 2009 under our 2004 long-term incentive plan, Messrs. Miller, Yost, and Stache, were each granted 175,000, 25,000, and 75,000 UARs, respectively. Pursuant to a unit appreciation rights agreement entered into on April 2, 2012 under our 2004 long-term incentive plan, Mr. Yost was granted 25,000 UARs. Pursuant to a unit appreciation rights agreement entered into on October 22, 2013 under our 2004 long-term incentive plan, Mr. Meyers was granted 25,000 UARs. The UARs entitle an executive to receive, in our whole common units or cash, at our election, the excess of the fair value of the common unit on the day prior to the exercise date over the applicable exercise price, which was the last trading price of a common unit immediately preceding the grant. The UARs vest ratably over a period of 48 months beginning on the grant date.
(2)	Pursuant to an executive restricted phantom unit agreement entered into on December 16, 2009 under our 2004 long-term incentive plan, Mr. Miller received 10,000 phantom units. In addition, on November 7, 2012, Mr. Miller was granted 45,000 restricted phantom units under our 2004 long-term incentive plan. During 2013 Mr. Miller was credited with 5,685 phantom units pursuant to his DERs pursuant to the foregoing agreements. The phantom units become payable, in cash or common units, at our election, upon the separation of the executive from service as an executive of our general partner or upon the occurrence of certain other events. The market value has been computed by multiplying the closing price of the common units on December 31, 2013 by the number of unvested units.

Option Exercises and Stock Vested During Year Ended December 31, 2013

The following table provides information about the value realized by the named executive officers on the exercise of UARs during the year ended December 31, 2013.

	Option Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)
Michael L. Stache	19,215	$493,063
Paul Waimberg	1,287	$32,600
Paul Waimberg	1,306	$34,947
Paul Waimberg	698	$18,672
Paul Waimberg	95	$2,204

(1)	Mr. Stache exercised 71,875 UARs which had vested under our 2004 long-term incentive plan. The UARs had an exercise price of $18.80 per unit and their exercise resulted in the issuance of 19,215 units based upon the difference between the fair value of our outstanding common units on the day prior to the exercise date of October 24, 2013 ($25.66) and the exercise price.

Mr. Waimberg had multiple exercises of UARs during the period. The UARs had varying exercise prices and resulted in the issuance of 3,386 units based upon the difference between the fair value of our outstanding common units on the various exercise dates and the exercise prices.

Agreements with Named Executive Officers

The following is a summary of certain material provisions of agreements between our general partner and Messrs. Miller, Meyers, Stache and Waimberg.

Lawrence Miller

On July 22, 2013, our general partner entered into the employment agreement, amending and restating Mr. Miller’s prior employment agreement effective as of September 20, 2004, as amended. The employment agreement has an initial term that expires three years, but is automatically extended for successive one-year terms, unless either party gives written notice of non-renewal ninety days prior to the end of the then term. Such period is referred to as the “employment period.”

During the employment period, Mr. Miller will receive an annual base salary of $528,000, subject to increase in the discretion of the board or the compensation committee. In addition, Mr. Miller is eligible to receive an annual bonus award based upon satisfaction of objectives approved by the board or the compensation committee. If no objectives are established, Mr. Miller may, at the discretion of StoneMor GP, receive a bonus of up to 50% of his base salary for meeting budgeted goals. Mr. Miller is also entitled to participate in other discretionary bonus or performance-based bonus programs for senior executives as well as equity incentive plans, as determined in the discretion of the board or the compensation committee.

The employment agreement includes certain obligations of StoneMor GP upon the termination of Mr. Miller’s employment. In the event of Mr. Miller’s death, during the employment period, or “Disability,” as defined in the employment agreement, Mr. Miller, Mr. Miller’s estate, and/or beneficiaries, as applicable, are entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time prior to the date of termination; (iii) in the event of death, payment for any earned but deferred bonus for any year prior to the year of his death or, in the event of Disability, payment of any earned but unpaid bonus that was deferred or elected to be deferred by Mr. Miller or StoneMor GP; (iv) a pro rata portion of the bonus payable under any bonus program in effect for the year in which the termination occurs; (v) immediate vesting of and lapsing of restrictions on all unvested stock awards, if any, held as of the date of termination; (vi) continuation of personal or family medical benefits, as applicable, for two years; (vii) in the event of death, a payment of $4,875,000, or in the event of Disability, an amount equal to the product of Mr. Miller’s base salary, multiplied by a factor of 2.50; and (viii) such additional benefits provided for in the then existing plans, programs and/or arrangements of StoneMor GP. In order to partially fund the foregoing benefits in the event of Mr. Miller’s death, StoneMor GP has purchased life insurance coverage in the face amount of $5,000,000, payable to StoneMor GP, with premiums of approximately $44,635 per year for the term of the policy.

In the event Mr. Miller’s employment is terminated for “Cause,” as defined in the employment agreement, Mr. Miller is entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time prior to the date of termination; (iii) payment of any earned bonus that was deferred; and (iv) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of StoneMor GP.

Mr. Miller’s employment may be terminated by StoneMor GP without Cause or Mr. Miller may terminate his employment for “Good Reason,” as defined in the employment agreement. In either event, Mr. Miller is entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time up to the date of termination; (iii) payment of any earned bonus that was deferred; (iv) any bonus payable pursuant to any bonus program, to the extent already earned but not paid in the year in which termination occurs; (v) an amount equal to Mr. Miller’s base salary, multiplied by a factor of 2.50; (vi) immediate vesting of and lapsing of restrictions on all unvested stock awards; (vii) continued participation in StoneMor GP’s medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which he was participating on the date of the termination until the earlier of two years; the date he receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer or the date on which such plans are terminated, provided, however that if such coverage not be allowed under StoneMor GP’s plans, Mr. Miller is entitled to a lump sum payment, less contributions, in an amount equal to the amount that StoneMor GP would have spent on Mr. Miller’s premiums for the same period; and (viii) such additional benefits provided under existing plans and programs of StoneMor GP (other than severance payments payable under any benefit plan).

During the employment period and for one year thereafter, Mr. Miller is generally prohibited from engaging in any business that competes with StoneMor GP in areas in which StoneMor GP conducts business during the employment period and as of the date of termination of Mr. Miller’s employment. During the employment period and for two years thereafter, Mr. Miller is generally prohibited from soliciting or inducing any of StoneMor GP’s employees to terminate their employment or accept employment with anyone else or interfere in a similar manner with the business of StoneMor GP. The non-competition period may terminate earlier if (i) Mr. Miller is terminated other than for Cause and (ii) such termination does not occur within thirty days of a “Change in Control,” as defined in the employment agreement. In addition, subject to limited exceptions, during the employment period and thereafter, Mr. Miller is obligated not to divulge, furnish or make available to any person confidential information with respect to the business or affairs of StoneMor GP.

David Meyers

In connection with his appointment as the Interim Chief Operating Officer, Mr. Meyers entered into the letter agreement with our general partner, which provides for Mr. Meyers to receive an annual base salary of $300,000 per year and a hiring bonus of $12,500. Pursuant to the letter agreement, Mr. Meyers is also eligible to receive a discretionary annual bonus of up to a maximum of 25% of his annual base salary. The sum of $75,000 is guaranteed as the minimum annual bonus for the calendar year ending December 31, 2014. Mr. Meyers will be provided with temporary housing for 120 days, and our general partner will cover the customary buyers’ closing costs (excluding down payment) for the purchase of a home by December 31, 2014. Our general partner will also reimburse Mr. Meyers’ relocation expenses, subject to Mr. Meyers’ obligation to pay back the reimbursed expenses if he terminates his employment within 12 months from the relocation date. Mr. Meyers also entered into a Confidentiality and Non-Compete Agreement with StoneMor GP, which contains customary non-solicitation, non-competition and confidentiality covenants.

Michael Stache

The employment agreement for Michael Stache is no longer effective due to his retirement effective December 31, 2013.

Paul Waimberg

On February 28, 2013, our general partner entered into the separation agreement with Mr. Waimberg in connection with Mr. Waimberg’s resignation as Vice President - Finance and Corporate Development and Treasurer of our general partner. Pursuant to the separation agreement, Mr. Waimberg received a severance package consisting of: (i) twenty-six weeks’ base salary paid over the period of March 1, 2013 to August 30, 2013; (ii) a contribution to Mr. Waimberg’s COBRA premium for the months of March 2013 through August 2013 on the same basis as StoneMor GP contributed to Mr. Waimberg’s employee health insurance premium prior to the resignation; and (iii) continued vesting of Mr. Waimberg’s UARs during the period from March 1, 2013 to August 30, 2013 as approved by the compensation committee.

Potential Payments upon Termination or Change of Control

The following table describes the potential payments and benefits under the employment agreements and agreements relating to awards granted under our 2004 long-term incentive plan to which the named executive officers would be entitled upon termination of employment if our general partner terminated their employment without cause or if the executive terminates for good reason, assuming the termination took place on December 31, 2013. A change of control of our general partner or of us would not trigger change of control payments but would accelerate the vesting of the outstanding unvested awards granted under our 2004 long-term incentive plan.

Name	Cash Severance Payment ($) (1)	Continuation of Medical/Welfare Benefits (Present Value) ($) (2)	Acceleration and Continuation of Equity Awards ($) (3)	Total Termination Benefits ($)
Lawrence Miller	$1,320,000	$31,332	$1,630,932	$2,982,264
Timothy K. Yost	$—	$—	$16,917	$16,917
David L. Meyers	$—	$—	$—	$—

(1)	Mr. Miller is entitled to 2.5 times his base annual salary.
(2)	Mr. Miller is entitled to continued coverage under our medical, dental, hospitalization and life insurance programs for two years.
(3)	At December 31, 2013, Mr. Miller held 63,908 deferred executive phantom units. Mr. Yost held 14,584 unvested UARs for which the strike price was $24.36. Mr. Meyers held 23,959 unvested UARs for which the strike price was $25.61. The amount calculated hereunder is based upon the fair value of our outstanding common units at December 31, 2013 ($25.52). The fair value of Mr. Miller’s deferred executive phantom units is equal to the total units outstanding multiplied by the December 31, 2013 fair value of our common units. The value of UARs is equal to the total unvested UARs multiplied by the difference between the fair value of our common units at December 31, 2013 and the strike price ($24.36) for Mr. Yost. As the fair value is less than the strike price for Mr. Meyers, the accelerated value is $0.

Director Compensation

The following table sets forth compensation information for 2013 for each member of our general partner’s board of directors, except for the director who is also an executive officer of our general partner and does not receive additional compensation for serving on the board. See “—Summary Compensation Table” for compensation disclosures related to Lawrence Miller, our Chief Executive Officer, President and Chairman of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4) (5)	All Other Compensation ($)	Total ($)
William R. Shane (1)	$—	$32,648	$—	$32,648
Allen R. Freedman (2)	$52,875	$58,371	$—	$111,246
Peter K. Grunebaum (2) (3)	$52,125	$45,080	$—	$97,205
Robert B. Hellman, Jr. (2)	$38,125	$32,175	$—	$70,300
Martin R. Lautman, Ph.D. (2)	$38,125	$58,371	$—	$96,496
Fenton R. Talbott (2)	$51,125	$52,159	$—	$103,284
Howard L. Carver (2)	$42,875	$55,249	$—	$98,124
Howard T. Slayen (3)	$—	$—	$—	$—

(1)	In connection with his retirement from the position of Executive Vice President and Chief Financial Officer, Mr. Shane entered into an employment agreement with our general partner, pursuant to which he serves as an advisor available to management and Vice Chairman of the board of directors of our general partner until April 1, 2014. During 2013, Mr. Shane earned $440,000 in accordance with this agreement as well as other compensation consisting of an auto allowance of $13,200. The agreement provides for severance payments in the amount of the base salary and continued medical and welfare benefits for the remainder of the two-year employment period if the agreement is terminated without cause. The potential payments to which he would be entitled assuming the termination took place on December 31, 2013 would be $110,000 and $3,916 for his severance and continued medical benefits through April 1, 2014. Mr. Shane was not compensated as a director during 2013.
(2)	Each board member, excluding Messrs. Miller and Shane, receives an annual cash retainer of $30,000, which was increased from $22,500 during the second quarter of 2013, an annual retainer in deferred restricted phantom units of $12,500, and an additional $10,000 annual retainer which can be received in cash, deferred restricted phantom units or a combination of cash and deferred restricted phantom units at the board member’s election. All board members have elected to receive the additional $10,000 retainer in deferred phantom units except for Messrs. Grunebaum and Talbott. Mr. Grunebaum receives $10,000 in cash and Mr. Talbott receives $5,000 in cash and $5,000 in deferred phantom units. In addition to the retainers, the same board members receive a meeting fee of $2,000, which was increased from $1,000 during the second quarter of 2013, for each meeting of the board of directors attended in person and $750 for each committee meeting attended in person, a fee of $500 for participation in each telephone board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone board call that is two hours or more. In addition, Mr. Freedman receives an annual retainer of $10,000 as the Chairman of the audit committee and Mr. Talbott receives annual retainers of $2,500 for serving as the Chairman for both the compensation committee and trust and compliance committee.
(3)	On November 27, 2013, the board elected Howard T. Slayen to serve as a director of StoneMor GP effective December 1, 2013. On November 27, 2013, Peter K. Grunebaum, a director of StoneMor GP and a member of the audit committee, the conflicts committee and the trust and compliance committee, collectively referred to as the “committees,” notified the board that he would retire as a director of StoneMor GP and as a member of each of the committees effective March 31, 2014. Mr. Slayen became a member of the committees following Mr. Grunebaum’s retirement on March 31, 2014. In connection with his election as a director of StoneMor GP, Mr. Slayen received standard director compensation available to other directors of StoneMor GP. Effective July 1, 2014, Mr. Slayen resigned as a director of StoneMor GP. Mr. Slayen, a retired partner of PricewaterhouseCoopers LLP, referred to as “PWC,” advised StoneMor GP that he resigned as a result of the restructuring of the ownership of StoneMor GP with ACII, announced on May 19, 2014, which created potential independence issues for PWC given that PWC is the auditor for ACII and its associated entities.
(4)	During 2013, each of Messrs. Freedman, Hellman, Lautman, and Carver were awarded 888.03 deferred restricted phantom units, Mr. Grunebaum was awarded 493.35 deferred restricted phantom units and Mr. Talbott was awarded 690.69 deferred restricted phantom units in payment of the portion of their annual retainer. The deferred restricted phantom units are credited to a mandatory deferred compensation account established for each such person. For each deferred restricted phantom unit in such account, we credit the account, solely in additional deferred restricted phantom units, an amount of DERs so as to provide the deferred restricted phantom unit holders means of participating on a one-for-one basis in distributions made to holders of our common units. In 2013, Mr. Shane was credited with an additional 1,291.20 deferred restricted phantom units, Messrs. Freedman and Lautman were each credited with an additional 1,419.23 deferred restricted phantom units, Mr. Grunebaum was credited with an additional 1,288.81 deferred restricted phantom units, Mr. Hellman was credited with an additional 383.17 deferred restricted phantom units, Mr. Talbott was credited with an additional 1,371.15 deferred restricted phantom units, and Mr. Carver was credited with an additional 1,295.76 deferred restricted phantom units pursuant to their DERs. In addition to these amounts, Messrs. Shane, Freedman, Grunebaum, Hellman, Lautman, Talbott, and Carver each own additional deferred restricted phantom units, in each case received in connection with their annual directors’ compensation for years prior to 2013.
Accordingly, at December 31, 2013, the aggregate number of awards outstanding for each of our non-employee directors was 14,514.12 for Mr. Shane, 16,516.00 for each of Messrs. Freedman and Lautman, 14,799.88 for Mr. Grunebaum, 4,869.96 for Mr. Hellman, 15,850.59 for Mr. Talbott, and 15,128.23 for Mr. Carver. Payments to participants of the participant’s mandatory deferred compensation account will be made on the earlier of (i) separation of the participant from service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death, or (v) change of control of our company or our general partner. Participants will be paid at our election in our common units or cash. Each board member, excluding Mr. Slayen, also held UARs, which were granted in 2009. Mr. Shane was granted 175,000 UARs, while each of the remaining board members was granted 15,000 UARs.
(5)	See the Fair Value of Units Granted table below:

This table presents the aggregate grant date fair value of awards made during the year in accordance with ASC Topic 718 based on the assumptions set forth in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K.

The grant date fair value of each grant awarded to each director of our general partner who was not also an Executive Officer of our general partner is as follows:

		Fair Value of Units Granted
Grant Date	Fair Value per Unit	William Shane	Allen Freedman	Peter Grunebaum	Robert Hellman	Martin Lautman	Fenton Talbott	Howard Carver	Howard Slayen
2/14/2013	$25.69	$7,802	$8,383	$7,681	$2,123	$8,383	$8,135	$7,637	$—
3/19/2013	$26.18	$—	$5,625	$3,125	$5,625	$5,625	$4,375	$5,625	$—
5/13/2013	$27.22	$—	$5,625	$3,125	$5,625	$5,625	$4,375	$5,625	$—
5/15/2013	$27.49	$8,048	$8,776	$7,994	$2,318	$8,776	$8,492	$8,006	$—
8/15/2013	$23.17	$8,292	$9,166	$8,305	$2,513	$9,166	$8,846	$8,373	$—
8/27/2013	$23.52	$—	$5,625	$3,125	$5,625	$5,625	$4,375	$5,625	$—
11/12/2013	$24.74	$—	$5,625	$3,125	$5,625	$5,625	$4,375	$5,625	$—
11/15/2013	$25.25	$8,506	$9,546	$8,600	$2,721	$9,546	$9,186	$8,733	$—
Total		$32,648	$58,371	$45,080	$32,175	$58,371	$52,159	$55,249	$—

The fair value per unit is based on the publically traded price of our units on the date immediately preceding the date of grant.

Long-Term Incentive Plan

Our general partner has adopted the 2004 long-term incentive plan for its employees, consultants and directors, who perform services for us. Our 2004 long-term incentive plan permits the grant of awards covering an aggregate of 1,124,000 common units in the form of unit options, UARs, restricted units and phantom units. The plan is administered by the compensation committee. The plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date that common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Our general partner’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue our 2004 long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors also has the right to alter or amend our 2004 long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be delivered in accordance with awards under the plan, subject to any approvals if required by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the grantee receives a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit, or, in the discretion of the compensation committee, cash equivalent to the fair market value of a common unit. The compensation committee may make grants of restricted units and phantom units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine under the plan, including the period over which restricted units and phantom units granted will vest. The committee may, in its discretion, base its determination on the grantee’s period of service or upon the achievement of specified financial objectives. In addition, the restricted and phantom units will vest upon a change of control of us, or our general partner, subject to additional or contrary provisions in the award agreement.

If a grantee’s employment, consulting arrangement or membership on the board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in an award agreement. Common units to be delivered with respect to these awards may be common units acquired by our general partner in the open market, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units with respect to these awards, the total number of common units outstanding will increase.

Distributions on restricted units may be subject to the same vesting requirements as the restricted units, in the compensation committee’s discretion. The compensation committee, in its discretion, may also grant tandem distribution-equivalent rights with respect to phantom units. These are rights that entitle the grantee to receive cash equal to the cash distributions made on the common units. The compensation committee, in its discretion, may also grant tandem unit distribution rights with respect to restricted units, which entitle the grantee to distributions we make with respect to our restricted units.

We intend for the issuance of the common units upon vesting of the restricted units and phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Unit Options and Unit Appreciation Rights

Our 2004 long-term incentive plan permits the grant of options and UARs covering common units. A UAR entitles the grantee to a payment in cash or units, at the discretion of the compensation committee, equal to the appreciation of the unit price between the grant date and the exercise date. The compensation committee may make grants under the plan to employees, consultants and directors containing such terms, as the committee shall determine, including the grant of tandem distribution-equivalent rights. It is our intention not to issue unit options and UARs with an exercise price less than the fair market value of the units on the date of the grant. In general, unit options and UARs granted will become exercisable over a period determined by the compensation committee and, in the compensation committee’s discretion, may provide for accelerated vesting upon the achievement of specified performance objectives. In addition, unless otherwise provided in an award agreement, the unit options and UARs will become exercisable upon a change in control of us or our general partner. Unless otherwise provided in an award agreement, unit options and UARs may be exercised only by the participant during his lifetime or by the person to whom the participant’s right will pass by will or the laws of descent and distribution.

If a grantee’s employment, consulting arrangement or membership on the board of directors terminates for any reason, the grantee’s unvested options and UARs will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in an award agreement. Upon exercise of a unit option or UAR, the general partner will acquire common units in the open market or directly from us or any other person or any combination of the foregoing. The general partner will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and proceeds it receives from a grantee at the time of exercise. Thus, the cost of the unit options and UARs above the proceeds from grantees will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and our general partner will pay us the proceeds it received from the grantee upon exercise of the unit option.

The plan has been designed to furnish additional compensation to our employees, consultants and directors and to align their economic interests with those of common unit holders. Awards may be granted under the plan in substitution of similar awards held by individuals who become our employees, consultants or directors as a result of an acquisition. These substitute awards may have exercise prices less than the fair market value of a common unit on the date of substitution.

Risk Assessment in Compensation Policies and Practices for Employees

The compensation committee reviewed the elements of our compensation policies and practices for all employees, including executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our company. The compensation committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and long-term incentives in the form of cash and equity compensation;

•	base salaries are consistent with employees’ duties and responsibilities;

•	corporate performance goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and

•	cash incentive awards are capped by the compensation committee.

The compensation committee believes that, for all employees, including executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including executive officers, are not reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

None of the persons who served as members of the compensation committee (Fenton R. Talbott, Robert B. Hellman, Jr. or Martin R. Lautman) in 2013 has ever been an officer or other employee of our general partner, or has any relationship requiring disclosure under Item 404 of Regulation S-K other than as described in “Item 13. Certain Relationships and Related Transactions, and Director Independence” of our Annual Report on Form 10-K.

Additionally, there were no compensation committee “interlocks” during 2013, which generally means that none of executive officers of our general partner served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the compensation committee.

OTHER INFORMATION

Other Matters

We currently are not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment. If any adjournment or postponement is for more than 45 days, then our general partner will set a new record date and mail a new notice of the special meeting.

Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting.

Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders. Special meetings may be called by our general partner or by limited partners owning 20% or more of the issued and outstanding common units of the class or classes for which a special meeting is proposed. Limited partners calling a special meeting must indicate in writing to our general partner the general or specific purposes for which the special meeting is to be called.

SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act or the law of any other state in which we are qualified to do business.

By Order of the Board of Directors of StoneMor GP LLC, the general partner of StoneMor Partners L.P.,

Timothy Yost

Chief Financial Officer of

StoneMor GP LLC

Levittown, Pennsylvania

October 9, 2014

APPENDIX A

STONEMOR PARTNERS L.P.

2014 LONG-TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “Plan”) has been adopted on September 24, 2014 (the “Effective Date”) by StoneMor GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the General Partner, the Partnership and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Section 2. Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

(a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

(b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award, Cash Award, Distribution Equivalent Right (whether granted alone or in tandem with respect to another Award (other than a Restricted Unit or Unit Award) or Performance Award, in each case, granted under the Plan.

(e) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(f) “Board” means the Board of Directors of the General Partner.

(g) “Cash Award” means an Award denominated in cash granted under Section 6(f) hereof.

(h) “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events, except as otherwise provided in an Award Agreement:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members, limited partners, or other owners (as applicable) of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner or the Partnership;

(ii) the members or limited partners (as applicable) of the General Partner or the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;

(iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate; or

(iv) the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations, as applied to non-corporate entities.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the Compensation, Nominating and Governance, and Compliance Committee of the Board.

(k) “Consultant” means an individual who renders consulting or advisory services to the General Partner, the Partnership or an Affiliate of either.

(l) “Director” means a member of the Board or the board of directors of an Affiliate of the General Partner.

(m) “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award) under Section 6(g) hereof, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(n) “Employee” means an employee of the General Partner or an Affiliate of the General Partner. An employee on leave of absence may be considered as still in the employ of the General Partner or an Affiliate of the General Partner for purposes of eligibility for participation in this Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Section 1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

(q) “Option” means a right, granted under Section 6(b) hereof, to purchase Units at a specified price during specified time periods.

(r) “Other Unit Based Award” means an Award granted under Section 6(f) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units.

(s) “Participant” means Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant or Director.

(t) “Performance Award” means a right granted under Section 6(i) hereof to receive an Award based upon performance conditions specified by the Committee.

(u) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(v) “Phantom Unit” means a notional Unit granted under Section 6(d) hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

(w) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

(x) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

(y) “Restricted Unit” means a Unit granted under Section 6(d) hereof that is subject to a Restricted Period.

(z) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(aa) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(bb) “Substitute Award” means an Award granted under Section 6(h) hereof in substitution for a similar award as a result of certain business transactions.

(cc) “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(dd) “Unit” means a common unit of the Partnership and such other securities as may be substituted or resubstituted for common units pursuant to Section 7.

(ee) “Unit Appreciation Right” or “UAR” means a contingent right granted under Section 6(c) hereof that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

(ff) “Unit Award” means a grant under Section 6(e) hereof of a Unit that is not subject to a Restricted Period.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Employees, Consultants and Directors as Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.

(b) Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken by (i) the full Board, (ii) a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (iii) the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. An action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any Affiliate, any Participant,

and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the General Partner or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(d) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 1,500,000 Units and, commencing with the first business day of each calendar year beginning with 2015, the Board may increase such maximum aggregate number of Units by up to 100,000 Units per year. Units withheld from an Award or surrendered by a Participant to satisfy the Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award will consist, in whole or in part, of newly issued Units, Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan; provided, that an Employee, Consultant or Director must be an “employee” (within the meaning of General Instruction A.1(a) to Form S-8) of the Partnership or a parent or subsidiary of the Partnership to be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the General Partner, the Partnership, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award. Subject to Section 7(a), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under Section 409A the Code and the 409A Regulations if such acceleration would subject a Participant to additional taxes under Section 409A the Code and the 409A Regulations.

(b) Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the General Partner, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(c) Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the

Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(c), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.

(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(d) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the General Partner and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iii) Lapse of Restrictions.

(A) Phantom Units. Except as otherwise provided in the applicable Award Agreement, no later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(f)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.

(B) Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(e) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f) Other Unit Based Awards; Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Consultants or Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Other Unit Based Awards. Units delivered pursuant to an Other Unit Based Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(f).

(g) DERs. To the extent provided by the Committee, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER or another Award (other than a Restricted Unit or Unit Award) granted to an Employee, Consultant or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(h) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i) Performance Awards. The right of an Employee, Consultant or Director to receive a grant, and the right of a Participant to exercise or receive a settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(i) Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(i). The Committee may determine that such Performance Awards shall be granted, exercised, vested and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committee.

(iii) Settlement. At the end of the applicable performance period, the Committee shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled and, unless otherwise specified in an applicable Award Agreement, any such amounts shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(j) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(j)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the General Partner, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v) Evidencing Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Delivery of Units or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(viii) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the General Partner, the Partnership, or any Affiliate shall be specified in the Award Agreement controlling such Award.

(x) Compliance with Law. Each Participant who receives an Award under this Plan shall not sell or otherwise dispose of any Unit that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7(a) shall be effective if such wavier, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

(b) Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4(a) for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Partnership shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution on Units payable in Units, or otherwise) the number of Units then outstanding into a greater number of Units or in the event the Partnership distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Partnership shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, then, as appropriate, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4(a) shall be decreased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of Units, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitation provided in Section 4(a) shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as expressly provided herein, the issuance by the General Partner or Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the General Partner or Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(e) Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the

Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to unitholders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to unitholders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g) Impact of Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Partnership, the General Partner or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to the Partnership or Affiliate), the number of Units that may be so withheld (or surrendered) shall be limited to the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the Partnership or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay, or to make suitable arrangement to pay, an amount equal to the applicable taxes payable in cash.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any Affiliate, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

(k) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any Affiliate regarding the sharing of costs between those entities.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Compliance with Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards will be operated and construed accordingly. In no event will any action taken by the Committee pursuant to Section 7 hereof result in the creation of nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(n) Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the

Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(o) No Guarantee of Tax Consequences. The Committee will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax consequences to Participants under any applicable laws; however, none of the Board, the Committee, the Partnership nor the General Partner or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

(p) Clawback. This Plan is subject to any written clawback policies the General Partner or the Partnership, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the General Partner or the Partnership determines should apply to this Plan.

Section 9. Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

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	STONEMOR PARTNERS L.P. PROXY FOR SPECIAL MEETING OF UNITHOLDERS OF STONEMOR PARTNERS L.P. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STONEMOR GP LLC, GENERAL PARTNER OF STONEMOR PARTNERS L.P.

	As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned, whose signature appears on the reverse hereof, hereby appoints Mr. Lawrence Miller and Mr. Timothy Yost, and each or either of them, as proxies with full power of substitution for and in the name of the undersigned to vote, as indicated below and in their discretion on such other matters as may properly come before the special meeting, in lieu of an annual meeting, or any adjournments or postponements thereof, the common units representing limited partner interests in StoneMor Partners L.P. that the undersigned would be entitled to vote if personally present at the special meeting to be held on Thursday, November 13, 2014, and at any and all adjournments or postponements thereof, on the proposals set forth on the reverse hereof and on the transaction of any other business as may properly come before the special meeting or any adjournments or postponements thereof.

	(Continued and to be signed on the reverse side.)

■	14475	■

SPECIAL MEETING OF UNITHOLDERS OF

STONEMOR PARTNERS L.P.

November 13, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Special Meeting, Proxy Statement and Proxy Card

are available at http://www.astproxyportal.com/ast/13687/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	00030330000000000000 5		111314

THE BOARD OF DIRECTORS OF STONEMOR GP LLC, OUR GENERAL PARTNER, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
			1. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of StoneMor Partners L.P. for the fiscal year ending December 31, 2014.	☐	☐	☐

			2. Approval of the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.	☐	☐	☐

3.   Approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.

				☐	☐	☐

4. In the proxies’ discretion, upon other matters as may properly come before the special meeting of unitholders, or any adjournment or postponement thereof.

YOUR COMMON UNITS WILL BE VOTED AS DIRECTED ON THIS CARD. IF THIS CARD IS SIGNED AND NO DIRECTION IS GIVEN, IT WILL BE VOTED IN FAVOR OF THE PROPOSALS.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY.

DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	By signing below, the undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

Signature of Unitholder	Date:	Signature of Unitholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When common units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized per-

■

SPECIAL MEETING OF UNITHOLDERS OF

STONEMOR PARTNERS L.P.

November 13, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/13687/

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

■	00030330000000000000 5		111314

THE BOARD OF DIRECTORS OF STONEMOR GP LLC, OUR GENERAL PARTNER, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
			1. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of StoneMor Partners L.P. for the fiscal year ending December 31, 2014.	☐	☐	☐

			2. Approval of the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.	☐	☐	☐

3.   Approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.

				☐	☐	☐

4. In the proxies’ discretion, upon other matters as may properly come before the special meeting of unitholders, or any adjournment or postponement thereof.

YOUR COMMON UNITS WILL BE VOTED AS DIRECTED ON THIS CARD. IF THIS CARD IS SIGNED AND NO DIRECTION IS GIVEN, IT WILL BE VOTED IN FAVOR OF THE PROPOSALS.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY.

DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	By signing below, the undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

Signature of Unitholder	Date:	Signature of Unitholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When common units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized per-

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